UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported)                                    November 17, 2008
Delphi Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-14787	38-3430473
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

5725 Delphi Drive, Troy, MI	48098
(Address of Principal Executive Offices)	(Zip Code)
(248) 813-2000
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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ITEM 7.01 REGULATION FD DISCLOSURE
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURE
EX-99(a)

ITEM 7.01 REGULATION FD DISCLOSURE
Delphi Corporation (“Delphi” or the “Company”) is seeking to enter into an accommodation agreement to its existing debtor-in-possession credit facility. Delphi will meet today with investors and discuss its planned accommodation agreement (the “Accommodation Agreement”) covering approximately $4.35 billion in total financing, including a $1.1 billion first priority revolving credit facility (“Tranche A” or the “Revolving Facility”), a $500 million first priority term loan (“Tranche B” or the “First Priority DIP Term Loan” and, together with the Revolving Facility, the “First Priority Facilities”), and an approximate $2.75 billion second priority term loan (“Tranche C” or the “Second Priority DIP Term Loan”), collectively the “Amended and Restated DIP Credit Facility.” Delphi disclosed proposed terms of the Accommodation Agreement as filed with the United States (“U.S.”) Bankruptcy Court of the Southern District of New York (the “Court”), in its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2008 (the “Form 10-Q”), filed with U.S. Securities and Exchange Commission (“SEC”) on November 10, 2008. Delphi anticipates discussing potential modifications to the Accommodation Agreement, including but not limited to additional covenants regarding repatriation of dividends from foreign operations, modified overseas and overall Tranche A borrowing limits which would result in a partial paydown of the Amended and Restated DIP Credit Facility, a requirement to apply the proceeds of any cash settlement received as a result of Delphi’s pending litigation against its former plan investors, and having the accommodation period (including accrual of higher interest amounts) begin upon the effectiveness of the Accommodation Agreement as compared to the maturity date of the loans under the Amended and Restated DIP Credit Facility as originally proposed.
Later today Delphi will provide supplemental financial information which has been prepared for the purposes of seeking lenders’ consent to the Accommodation Agreement. This supplemental financial information will include updated projected revenues, EBITDAR information (as defined in the Amended and Restated DIP Credit Facility as the sum of net income, taxes, depreciation and amortization and certain restructuring expenses) and debt and liquidity levels through June 30, 2009, each as measured under the terms and covenants to be contained in the Amended and Restated DIP Credit Facility, as they would be modified by the proposed Accommodation Agreement. The projected revenue, EBITDAR, debt levels and liquidity information, as modified for the purposes of developing a model which will be used in connection with the Accommodation Agreement, differ from the Company’s previously disclosed projections in its Disclosure Statement, a copy of which was furnished to the SEC on the Company’s previous Current Reports on Form 8-K dated September 6, 2007 and October 30, 2007, and which projections were subsequently amended and filed as part of Delphi’s filing of proposed modifications to its previously confirmed plan of reorganization with the Court on October 3, 2008 available at www.delphidocket.com, are posted on the investor portion of Delphi’s website at www.delphi.com, and were referenced in the Company’s press release issued on October 3, 2008 filed with the SEC on a Current Report on Form 8-K on October 8, 2008 (the “Prior Projections”), and from the modified projections that reflect automotive industry volume declines relative to the Prior Projections and cash conservation measures being taken by the company in response to the volume declines, which were furnished to the SEC on the Company’s previous Current Report on Form 8-K dated October 27, 2008 (the “October Form 8-K”). Specifically the Prior Projections have been adjusted, for the purpose of developing a model for the proposed Accommodation Agreement to reflect: (i) Delphi’s delayed emergence from chapter 11, including the retiming of divestiture transactions, the removal of changes in working capital terms anticipated at emergence and the reversal of adjustments related to fresh start accounting and certain recapitalization transactions which were to take place upon emergence; (ii) a more conservative assumption of a 20% reduction in projected domestic vehicle production volumes and a 15% reduction in projected overseas vehicle production volumes from Prior Projections, and revised prices per pound of copper, aluminum (primary), aluminum (secondary), and steel and per barrel of crude oil of $2.27, $0.98, $0.82, $0.88 and $78.00, respectively; (iii) a retiming of capital expenditures resulting in projected expenditures of $282 million in the second half of 2008 and $300 million in the first half of 2009, (iv) an extension of the term of Delphi’s Advance Agreement with General Motors Corporation (“GM”), which provides for $300 million in available liquidity, and (v) GM’s agreement to retime the acceleration of payments of payables to Delphi which is expected to result in an additional $100 million of liquidity to Delphi in each of March, April, and May of 2009 (as compared to April, May and June of 2009 as set forth in the October Form 8-K), which agreement is subject to the effectiveness of the Accommodation Agreement and Court approval. The Prior Projections, as modified for the purposes of seeking the Accommodation Agreement, are referred to as the “Accommodation Agreement Projections.” For more information regarding the terms of the Amended and Restated DIP Credit Facility, the originally proposed terms of the Accommodation Agreement, the liquidity enhancement being provided by GM under the Advance Agreement, the proposed extension of the Advance Agreement and GM’s agreement to accelerate payments of payables, see Delphi’s Form 10-Q.
Incorporating the revised assumptions to the Prior Projections results in a decrease in projected 2008 revenue from $22,203 million in the amended Disclosure Statement to $21,253 million in the Accommodation Agreement Projections, due principally to projected volume declines. The first half 2009 revenue on a basis consistent with the Prior Projections decreases from $9,625 million to $9,104 million principally due to the projected volume reductions offset by retiming of divestitures. The 2008 projected EBITDAR increases from $526 million in the Disclosure Statement to $592 million in the Accommodation Agreement Projections. The increase is primarily due to a difference in definition of EBITDAR between the Disclosure Statement and the Amended and Restated DIP Credit Facility principally related to the treatment of effectiveness of Delphi’s amended Master Restructuring Agreement with GM resulting in an increase of $373 million, adjustments for non-emergence of $32 million primarily driven by a decrease in incentive compensation expense, material cost reductions of $17 million, and performance and other related improvements of $29 million including the impact of delaying certain restructuring initiatives, partially offset by the impact of volume reductions of $388 million. The first half 2009 projected EBITDAR decreases from $904 million on a basis consistent with the Prior Projections to $391 million in the Accommodation Agreement Projections. The decrease is primarily due to volume reductions resulting in a $577 million decrease, a difference in the definition of EBITDAR between the Disclosure Statement and the Amended and Restated DIP Credit Facility resulting in an increase of $2 million, adjustments for non-emergence of $4 million primarily driven by an increase in pension expense and reductions of $47 million primarily due to the delay in certain restructuring initiatives, partially offset by a decrease in material costs of $113 million . The historical and projected EBITDAR information should not be considered as an alternative to operating income, as a substitute for items in Delphi’s consolidated statement of operations presented in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”), or as an indicator of Delphi’s operating performance or liquidity. EBITDAR does not have a standardized meaning and Delphi’s definition of EBITDAR may not be comparable to definitions of EBITDAR used by other companies. All the information should be viewed in conjunction with Delphi’s management discussion and analysis, and the financial statements and related footnotes including the summary of accounting policies contained in its 2007 Annual Report on Form 10-K for the year ended December 31, 2007 as filed with the SEC on February 19, 2008. The selected debt levels presented should not be considered in isolation or as a substitute for debt levels presented in accordance with U.S. GAAP. An exhibit containing the projected liquidity and selected debt levels that will be provided to potential lenders is attached as Exhibit 99(a) hereto. For additional information regarding Delphi’s existing debtor-in possession credit facility and the related approvals granted by the Court under chapter 11 of the U.S. Bankruptcy Code, see Delphi’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2008, June 30, 2008 and September 30, 2008. Additional information regarding Delphi’s filing under the U.S. Bankruptcy Code, including access to Court documents and other general information about the chapter 11 cases, is available online at www.delphidocket.com.
FORWARD-LOOKING STATEMENTS
This Current Report on Form 8-K, including the exhibits being furnished as part of this report, as well as other statements made by Delphi may contain forward-looking statements that reflect, when made, the Company’s current views with respect to current events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment which may cause the actual results of the Company to be materially different from any future results, express or implied, by such forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the Company to continue as a going concern; the ability of the Company to operate pursuant to the terms of the debtor-in-possession financing facility, its advance agreement with GM, to obtain an extension of term or other amendments as necessary to maintain access to such facility and advance agreement, including the contemplated accommodation agreement, extension of the advance agreement with GM, and partial temporary accelerated payment agreement; the Company’s ability to obtain Court approval with respect to motions in the chapter 11 cases prosecuted by it from time to time; the ability of the Company to achieve all of the conditions to the effectiveness of those portions of the Amended and Restated Global Settlement Agreement and Amended and Restated Master Restructuring Agreement with GM which are contingent on Delphi’s emergence from chapter 11; the ability of the Company to obtain Court approval to modify its amended plan of reorganization which was confirmed by the Court on January 25, 2008 as set forth in its filing on October 3, 2008 and to confirm such modified plan or any subsequent modifications to the confirmed plan or any other subsequently confirmed plan of reorganization and to consummate such plan; risks associated with third parties seeking and obtaining Court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a chapter 11 trustee or to convert the cases to chapter 7 cases; the ability of the Company to obtain and maintain normal terms with vendors and service providers; the Company’s ability to maintain contracts that are critical to its operations; the potential adverse impact of the chapter 11 cases on the Company’s liquidity or results of operations; the ability of the Company to fund and execute its business plan as described in the proposed modifications to its plan of reorganization as filed with the Court and to do so in a timely manner; the ability of the Company to attract, motivate and/or retain key executives and associates; the ability of the Company to avoid or continue to operate during a strike, or partial work stoppage or slow down by any of its unionized employees or those of its principal customers and the ability of the Company to attract and retain customers. Additional factors that could affect future results are identified in the Annual Report on Form 10-K for the year ended December 31, 2007 filed with the SEC, including the risk factors in Part I. Item 1A. Risk Factors, contained therein, and the Company’s quarterly periodic reports for the subsequent periods, including the risk factors in Part II. Item 1A. Risk Factors, contained therein, filed with the SEC. Delphi disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise. Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the Company’s various prepetition liabilities, common stock and/or other equity securities.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d)	Exhibits. The following exhibit is being furnished as part of this report.

Exhibit
Number	Description
99(a)	Supplemental Financial Information

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELPHI CORPORATION (Registrant)
Date: November 17, 2008
By: /s/ JOHN D. SHEEHAN
John D. Sheehan, Vice President and Chief Financial Officer